Exhibit 99.1

Planar Reports Third Fiscal Quarter 2007 Financial Results

Company reports 38 percent sales growth, primarily driven by specialty display acquisitions

BEAVERTON, Ore. – August 7, 2007 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $68.2 million and a GAAP loss per share of $0.24, in the third quarter ended June 29, 2007. On a Non-GAAP basis (see reconciliation table), net loss per share was $0.04 in the third quarter of 2007.

“During our third quarter we made some significant progress in pursuit of our strategic goal to transform Planar into a growing specialty display product supplier,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “In addition to completing the acquisition of Runco International, accelerating our entry into the high-end custom Home Theater display market, we also saw progress in our other segments, including solid growth in Control Room and Signage, sequential growth in Industrial, growth of US OEM Diagnostic Imaging monitors in Medical, and an improving mix of higher-margin display products in our Commercial segment. Our efforts to transform the Company are starting to yield revenue growth and now our challenge is to translate our revenue progress into increasing profits and shareholder value.”

Industrial segment sales in the third fiscal quarter were $14.8 million, up 5 percent sequentially and down 28 percent compared with the third quarter of fiscal 2006. The Company has been investing in additional product development, sales and marketing resources to seek out and capture new design wins to slow the decline and ultimately begin to grow sales in this segment. The third quarter of 2007 represented the first sequential revenue growth in more than a year. The Company expects sequential growth to continue in the fourth fiscal quarter and for the full fiscal year in 2008 as sales associated with new design wins increase.

The Medical segment of the Company recorded third quarter sales of $11.1 million, up 7 percent compared with the second quarter of fiscal 2007 and up 4 percent compared with the third quarter a year ago. Sales of Diagnostic Imaging monitors grew 10 percent compared with the third quarter of 2006. Sales growth occurred during the quarter as the Company captured market share gains in the US OEM segment of the Diagnostic Imaging monitor market. Sales to the US OEM channel increased 56 percent year over year. This was partially offset by a decrease in sales to the US IT reseller channel. In addition, sales of lower-margin patient monitors decreased 43 percent year over year as the Company is transitioning away from this lower-margin product line to focus on higher-margin opportunities for Diagnostic Imaging monitors.

Sales in the Home Theater segment were $6.2 million for the third quarter of 2007 compared with sales of $0.3 million during the same period a year ago. This new segment includes the results of the recently acquired business, Runco International for the period following the close, May 23 to June 29, 2007. Sales for Runco and Vidikron branded products were $5.8 million, while sales for Planar branded products were $0.4 million during the third quarter of 2007. The Company is now focused on driving growth and operational efficiencies in this growing high-end segment of the market.

Sales of the Company’s Control Room and Signage segment, formerly Clarity Visual Systems, were $17.0 million in the third quarter, up 41 percent sequentially and up 7 percent compared with the year-ago period, based upon the historical results of Clarity pre-acquisition. The sequential growth was due to seasonal patterns in this segment and increased sales of command and control equipment, which also impacted year over year growth.

Sales in the Company’s Commercial segment were $19.1 million, up 11 percent sequentially and up 6 percent versus the third quarter a year ago. The increase was due to sales in new product categories including touch monitors and business projectors reflecting the Company’s strategic shift to higher-margin products in this segment. Sales of these higher-margin display products represented approximately 23 percent of total sales in the Commercial segment, up from 13 percent of total sales in third quarter of 2006. Sales of desktop monitors were down compared to the third quarter of 2006, as higher unit sales did not fully offset the decline in average selling prices during the quarter.

The Company ended the third quarter with cash and short term investments of $15.5 million, down $25.1 million compared with the end of the second quarter. In addition, the Company has outstanding $22.0 million of short-term borrowing on the Company’s line of credit. The change in net cash was primarily due to $36.7 million used to fund the Runco acquisition, an increase in accounts receivable on higher sales, and additional cash consumed related to capital and integration costs associated with the Clarity and Runco acquisitions.

BUSINESS OUTLOOK

In the short term, the Company’s expectations for the fourth quarter, ending September 28, 2007, are for sales of $75 million to $79 million and Non-GAAP net loss per share of $0.05 to $0.00. The Non-GAAP estimates include the addition of Runco for a full fiscal quarter, which will be slightly dilutive to guidance provided earlier, as the Company works through integration activities associated with the acquisition. These forward looking estimates exclude share-based compensation expense and acquisition-related GAAP charges such as amortization of identifiable intangible assets. Adjusting for these GAAP charges, the Company believes the fourth quarter 2007 GAAP net loss per share will range from $0.22 to $0.17 (see reconciliation table).

The Company believes it has added substantial capability to address specialty display markets over the past year. The acquisitions of Clarity and Runco have brought additional product development and go to market resources to augment the specialty display capabilities within the legacy Planar businesses. Those additions, along with new investments in Planar’s other specialty business segments, have created a new platform for growth into specialty display markets. Now that the foundation is in place, the Company believes leveraging these multiple market opportunities and focusing on operational efficiencies across the enterprise will result in Non-GAAP profitability for fiscal 2008.

“As we exit fiscal 2007, we will be turning our energies to creating value from the new strategic platform we have established. We have opportunities to improve our profitability by growing revenues, enhancing gross profit margins and improving our cost models across the Company. We are focused on all three areas for improvement,” noted Perkel.

Results of operations and the business outlook will be discussed in a conference call today, August 7, 2007, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until September 7, 2007. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a leading provider of value-added display hardware and software for a variety of specialty display markets worldwide. Hospitals, shopping centers, banks, government agencies, transportation businesses, and home theater enthusiasts depend on Planar to provide unique display-based solutions to exacting requirements leveraging its operational excellence, technical innovation, and go-to-market capabilities. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to design wins providing future growth in the Industrial segment and the statements made under the heading “Business Outlook” are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the possibility that the acquisitions of Clarity Visual Systems and Runco International will create difficulties in the integration of the operations, employees, strategies, and technologies; changes or slower growth in the digital signage and/or command and control display markets; the potential inability to realize expected benefits and synergies of the Clarity and Runco acquisitions; domestic and international business and economic conditions; any reduction in or delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners; final settlement of contractual liabilities; balance sheet changes related to updating certain estimates required for the purchase accounting treatment of the Clarity and Runco acquisitions; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.6983 pippa.edelen@planar.com or Chase Perrin GolinHarris 213.438.8788 cperrin@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006
Sales	$68,200	$49,365	$187,698	$159,394
Cost of Sales	50,289	36,035	138,521	116,828

Gross Profit	17,911	13,330	49,177	42,566

Operating Expenses:
Research and development, net	4,570	2,442	11,611	7,477
Sales and marketing	10,433	5,039	28,396	15,065
General and administrative	5,723	3,579	15,882	12,679
Amortization of intangible assets	2,101	147	5,401	441
Acquisition related cost	935	—	1,674	—
Impairment and restructuring	—	—	1,625	503

Total Operating Expenses	23,762	11,207	64,589	36,165

Income (loss) from operations	(5,851)	2,123	(15,412)	6,401

Non-operating income (expense):
Interest, net	(57)	682	910	1,814
Foreign exchange, net	(90)	166	90	19
Other, net	(13)	(9)	(37)	(31)

Net non-operating income (expense)	(160)	839	963	1,802

Income (loss) before taxes	(6,011)	2,962	(14,449)	8,203
Provision (benefit) for income taxes	(1,893)	1,294	(5,058)	3,076

Net income (loss)	$(4,118)	$1,668	$(9,391)	$5,127

Basic net income (loss) per share	($0.24)	$0.11	($0.54)	$0.34

Average shares outstanding—basic	17,477	15,320	17,317	15,052

Diluted net income (loss) per share	($0.24)	$0.11	($0.54)	$0.33

Average shares outstanding—diluted	17,477	15,635	17,317	15,314

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	June 29, 2007	Sept. 29, 2006
	(unaudited)
ASSETS
Cash and cash equivalents	$15,545	$48,318
Accounts receivable, net	41,661	31,961
Inventories	63,880	49,524
Other current assets	13,151	13,837

Total current assets	134,237	143,640

Property, plant and equipment, net	11,113	10,880
Goodwill	67,138	51,996
Intangible assets	46,264	32,465
Other assets	10,485	6,021

	$269,237	$245,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$32,312	$25,674
Note payable	22,000	—
Current portion of capital leases	363	493
Deferred revenue	5,678	6,326
Other current liabilities	29,408	30,237

Total current liabilities	89,761	62,730

Capital leases, net of current portion	901	1,044
Other long-term liabilities	14,280	13,653

Total liabilities	104,942	77,427

Common stock	166,862	161,538
Retained earnings	712	10,270
Accumulated other comprehensive loss	(3,279)	(4,233)

Total shareholders’ equity	164,295	167,575

	$269,237	$245,002

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 29, 2007 Adjustments
	GAAP	Clarity / Runco Acquisitions		Share-based Comp.	Other	Non-GAAP
Sales	$68,200	34	A			$68,234
Cost of Sales	50,289	(519	) B	(126)		49,644

Gross Profit	17,911	553		126	—	18,590

Operating Expenses:
Research and development, net	4,570			(113)		4,457
Sales and marketing	10,433			(487)		9,946
General and administrative	5,723			(580)		5,143
Amortization of intangible assets	2,101	(1,954)			(147)	—
Acquisition related cost	935	(935)				—
Impairment and restructuring	—					—

Total Operating Expenses	23,762	(2,889)		(1,180)	(147)	19,546

Income (loss) from operations	(5,851)	3,442		1,306	147	(956)

Non-operating income (expense):
Interest, net	(57)					(57)
Foreign exchange, net	(90)					(90)
Other, net	(13)					(13)

Net non-operating income (expense)	(160)					(160)

Income (loss) before taxes	(6,011)	3,442		1,306	147	(1,116)
Provision (benefit) for income taxes	(1,893)	1,085		411	46	(351)

Net income (loss)	$(4,118)	$2,357		$895	$101	$(765)

Basic net income (loss) per share	($0.24)					($0.04)

Average shares outstanding—basic	17,477					17,477

Diluted net income (loss) per share	($0.24)					($0.04)

Average shares outstanding—diluted	17,477					17,477

(A) Non-cash effect for mark down of Clarity deferred revenue to fair value

(B) Non-cash expense for Runco inventory step up adjustment to fair value

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisitions of Clarity and Runco, all forms of share-based compensation, impairment and restructuring charges and the amortization of intangible assets from previous acquisitions. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30, 2006 Adjustments
	GAAP	Clarity / Runco Acquisitions	Share-based Comp.	Other	Non-GAAP
Sales	$49,365				$49,365
Cost of Sales	36,035		(53)		35,982

Gross Profit	13,330	—	53	—	13,383

Operating Expenses:
Research and development, net	2,442		(43)		2,399
Sales and marketing	5,039		(230)		4,809
General and administrative	3,579		(327)		3,252
Amortization of intangible assets	147		—	(147)	—
Acquisition related cost	—		—		—
Impairment and restructuring	—		—	—	—

Total Operating Expenses	11,207	—	(600)	(147)	10,460

Income (loss) from operations	2,123	—	653	147	2,923

Non-operating income (expense):
Interest, net	682				682
Foreign exchange, net	166				166
Other, net	(9)				(9)

Net non-operating income (expense)	839				839

Income (loss) before taxes	2,962	—	653	147	3,762
Provision (benefit) for income taxes	1,294	—	285	64	1,643

Net income (loss)	$1,668	$—	$368	$83	$2,119

Basic net income (loss) per share	$0.11				$0.14

Average shares outstanding—basic	15,320				15,320

Diluted net income (loss) per share	$0.11				$0.14

Average shares outstanding—diluted	15,635				15,635

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company's earnings release contains Non-GAAP financial measures that exclude the effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, "Share-based Payment" ("123R") and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisitions of Clarity and Runco, all forms of share-based compensation, impairment and restructuring charges and the amortization of intangible assets from previous acquisitions. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc

Reconciliation of GAAP to Non-GAAP Guidance

Net Income/(Loss) per share

(unaudited)

	Estimates for the Quarter Ended September 28, 2007
	Low End	High End
GAAP net income (loss) per share	$(0.22)	$(0.17)
Amortization of intangible assets	0.07	0.07
Share-based compensation	0.06	0.06
Acquisition related costs	0.04	0.04
Purchase accounting adjustments	0.00	0.00

Non-GAAP net income (loss) per share	$(0.05)	$—

Both GAAP and Non-GAAP estimates assumes a tax rate of 35%
GAAP net loss per share assumes 17.6 million average basic shares outstanding